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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 28, 2003


                                 KENNAMETAL INC.
             (Exact name of registrant as specified in its charter)

                          Commission file number 1-5318

                   PENNSYLVANIA                        25-0900168
           (State or other jurisdiction             (I.R.S. Employer
                 of incorporation)                  Identification No.)


                               WORLD HEADQUARTERS
                               1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                        LATROBE, PENNSYLVANIA 15650-0231
              (Address of registrant's principal executive offices)

       Registrant's telephone number, including area code: (724) 539-5000


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ITEM 9. REGULATION FD DISCLOSURE

On March 27, 2003, Kennametal Inc. issued a press release announcing revised sales and earnings outlook for the company's fiscal 2003 third and fourth quarters.

Attached hereto as Exhibit 99.1 is a copy of such press release.

For the quarter ended March 31, 2003, Kennametal expects on a reported basis diluted earnings per share, including all items, of $0.13 to $0.15. This includes an estimate for special charges associated with various restructuring programs and the Widia Integration, described in the December 31, 2002 Form 10-Q filing, of approximately $0.20 per share. Excluding these charges, diluted earnings per share are forecasted to range from $0.33 and $0.35.

For the year ended June 30, 2003, Kennametal expects on a reported basis diluted earnings per share, including all items, of $0.65 to $0.85, compared with a diluted loss per share of $6.70 in the prior year. The expected diluted earnings per share of $0.65 to $0.85 includes an estimate for special charges associated with various restructuring programs and the Widia Integration, described in the December 31, 2002 Form 10-Q filing, of approximately $0.55 to $0.65 per share. Excluding these charges, diluted earnings per share are forecasted to range from $1.30 to $1.40. The prior year reported diluted loss per share of $6.70 included special charges associated with restructuring and integration, adoption of SFAS No. 142, financing fees and a loss on divestiture, as described in the June 30, 2002 Form 10-K filing. Excluding these costs diluted earnings per share was $1.95.

Including all items, diluted earnings per share is expected to increase from a loss of $6.70 to approximately $0.65 to $0.85. Excluding special charges, diluted earnings per share is expected to decrease by 28% to 33% from the current year expectation of $1.30 to $1.40 compared to the prior year results of $1.95.

Excluding the special charges listed above and excluding an estimated $0.31 associated with Widia dilution and pension income, earnings per share for the current year is forecasted to range from $1.61 to $1.71 or approximately 12% to 17% below the prior year results of $1.95.

Kennametal anticipates cash flow from operations of approximately $150 million to $155 million for the year. Capital expenditures and proceeds from asset disposals are expected to be approximately $50 million to $55 million, net. Adjusting cash flow from operations for capital expenditures and asset disposals, Kennametal expects to generate approximately $100 million in free operating cash flow for the year. Excluding the $40 to $45 million after tax cash payment related to the various restructuring and integration programs, outlined in the December 31, 2002 Form 10-Q filing, free operating cash flow would be $140 to $145 million.

Widia dilution

Included in the expected reported results of $0.13 to $0.15 for the quarter is dilution from Widia. The Widia dilution is expected to be $0.08 for the quarter.

Included in the expected reported results of $0.70 to $0.80 for the year is dilution from Widia. The Widia dilution is expected to be $0.15 for the fiscal year.







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This information is not "filed" pursuant to the Securities Exchange Act 1934 and is not incorporated by reference into any registrations under the Securities Act of 1933. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

                                Exhibit Index
Exhibit                         Description
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  99.1     Press Release dated March 27, 2003.  Filed herewith.



















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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      KENNAMETAL INC.

     Date:    March 28, 2003          By: /s/ TIMOTHY A. HIBBARD
                                          -------------------------------------
                                          Timothy A. Hibbard
                                          Corporate Controller and
                                          Chief Accounting Officer